UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2016

ASCENT CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2016, Rana P. Kashyap was elected to the board of directors (the “Board”) of Ascent Capital Group, Inc. (the “Company”) in connection with an agreement, dated March 11, 2016 (the “Agreement”), among the Company, Okumus Fund Management Ltd., Okumus Opportunistic Value Fund, Ltd. and Ahment H. Okumus (collectively, the “Okumus Group”). Following Mr. Kashyap’s election, the Company has a total of seven directors, divided among three classes, with Mr. Kashyap to serve as a Class III director with a term expiring at the annual meeting of stockholders in 2017. The Board has determined that Mr. Kashyap qualifies as an independent director for purposes of the rules of The Nasdaq Stock Market as well as applicable rules and regulations adopted by the Securities and Exchange Commission (the “SEC”).
The Okumus Group has agreed, for the duration of the Agreement, to customary standstill restrictions, including agreeing not to conduct a proxy contest regarding the election of directors. In addition, for the duration of the Agreement, the Okumus Group has agreed to vote all of its shares of the Company’s voting securities in favor of the election of each director nominated and recommended by the Board, against any stockholder nominations for director which are not approved and recommended by the Board, and, subject to certain exceptions, in accordance with the Board’s recommendation with respect to certain other matters.
The Agreement will terminate on the earlier of (x) the date that is five business days prior to the end of the last day that the Company’s stockholders may timely notify the Company of a nomination or proposal to be properly brought before the Company’s 2017 annual meeting of stockholders and (y) the date that is 95 days prior to the first anniversary of the Company’s 2016 annual meeting of stockholders.
A copy of the joint press release issued by the Company and the Okumus Group regarding these events is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Joint press release issued by Ascent Capital Group, Inc. and the Okumus Group on March 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2016

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release issued by Ascent Capital Group, Inc. and the Okumus Group on March 11, 2016.